Schedule 14C
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Lifeway Foods, Inc.

(Name of Registrant As Specified In Its Charter)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LIFEWAY FOODS, INC.
6431 W. Oakton
Morton Grove, Illinois 60053
[July 20], 2006
To our Stockholders:
          Lifeway Foods, Inc. (“Lifeway”or the “Company”) hereby gives notice to the holders of its common stock, no par value (“Common Stock”), that certain holders of greater than two-thirds (2/3) of the voting power of its outstanding Common Stock have taken certain action by written consent to approve (a) an amendment to the Company’s Articles of Incorporation to increase our authorized capital from 10,000,000 shares of Common Stock, no par value, to 20,000,000 shares of Common Stock, no par value, and (b) a 2:1 forward stock split, as set forth in Appendix A hereto. A description of the securities to be issued is contained in this information statement.
          The shareholder action by consent will be taken pursuant to Sections 10.20 and 7.10 of the Illinois Business Corporation Act (“IBCA”), Section 7.10 of the IBCA permits any action that may be taken at a meeting of the shareholders to be taken by written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting effective upon five (5) days prior written notice to each shareholder entitled to vote thereon. All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained, subject to such notice requirement. This information statement is being furnished to all shareholders of Lifeway pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules promulgated thereunder solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the shareholder consent is expected to become effective twenty (20) calendar days following the mailing of this information statement.
          This action has been approved by the board of directors of Lifeway and by the holders of more than two-thirds (2/3) of the shares of the outstanding Common Stock, subject to the notice requirements described herein. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.
By order of the Board of Directors
Ludmila Smolyansky
Chairperson of the Board of Directors

LIFEWAY FOODS, INC.
6431 W. Oakton
Morton Grove, Illinois 60053
INFORMATION STATEMENT
          We are required to deliver this information statement to holders of our Common Stock in order to inform them that certain holders of greater than two-thirds (2/3) of the voting power of our outstanding Common Stock, without holding a meeting of shareholders at which shareholders would be entitled to vote, have taken certain actions that would normally require such a meeting. July 19, 2006 has been fixed as the record date for the determination of shareholders who are entitled to receive this information statement.
          THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT JULY 20, 2006.
          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
ISSUANCE OF SECURITIES
FORWARD STOCK SPLIT
     On June 8, 2006, our Board of Directors (the “Board”) voted to ratify, approve and accept a subdivision of the issued and outstanding Common Stock of the Company (a forward split) at a ratio of two shares (2) shares for each share of Common Stock issued and outstanding. It is anticipated that this forward split will become effective on or promptly after August 10, 2006 (“Effective Date”) for shareholders of record as of the close of business on July 19, 2006 (or as soon thereafter as approved by Nasdaq), effective at the close of business the same date. Mechanically, the transfer agent effects the forward split immediately on the books of the Company’s transfer agent as of the Effective Date. Existing certificates held by shareholders will continue to represent pre-split shares and the effect of the forward split will occur electronically. Additionally, certificates representing the post-split shares will be sent out to the shareholders of record by the Company’s stock transfer agent.
REASONS FOR THE FORWARD STOCK SPLIT
     The Board believes that by giving effect to a forward split, the resulting increase in the number of shares outstanding is likely to improve the volume and liquidity of the Company’s shares.
POTENTIAL RISKS OF THE FORWARD STOCK SPLIT
     There can be no assurance that the price of our Common Stock will continue at a level in proportion to the increase in the number of outstanding shares resulting from the forward stock split and that the market price of the post-split Common Stock will be maintained. The market price of our Common Stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a forward stock split.

     Pursuant to the forward stock split, each holder of shares of our Common Stock as of the Effective Date will become a holder of a greater number of shares our Common Stock after consummation of the forward stock split.
ACCOUNTING MATTERS
     The forward stock split will not affect the par value of our Common Stock. As a result, on the effective date of the forward stock split, the stated par value capital on our balance sheet attributable to our Common Stock will be reduced and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of our Common Stock will be decreased because there will be greater shares of our Common Stock outstanding.
EFFECT ON AUTHORIZED AND OUTSTANDING SHARES;
AMENDMENT TO ARTICLES OF INCORPORATION
     As of the record date the Company will have the authority to issue a maximum of 10,000,000 shares of Common Stock. As of the record date, there will be approximately 8,391,000 shares of our Common Stock issued and outstanding, or held as treasury shares. Our present number of authorized shares is insufficient to issue the shares issuable upon the stock split. Therefore, the Board of Directors and shareholders have approved an amendment to the Articles of Incorporation to increase the number of authorized shares, subject to the notice provisions disclosed herein. The number of shares of Common Stock issued and outstanding, or held as treasury shares, will be increased as a result of the forward stock split to a number that will be approximately equal to the number of shares of our Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the forward stock split.
     As a result of the forward stock split, there is normally a decrease in the number of authorized shares which would be unissued and available for future issuance after the forward stock split. However, this condition will not exist in this case due to the Board of Directors’ and shareholders’ simultaneous action approving an Amendment to our Articles of Incorporation to increase in our authorized Common Stock to 20,000,000 shares. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, financing future transactions.
     The Board of Directors on June 8, 2006 voted to increase the amount of authorized shares from 10,000,000 to 20,000,000 shares and to approve an amendment to the Company’s Articles of Incorporation to effect such increase, subject to shareholder consent. Such shareholder consent has been received, subject to the notice provisions of the Illinois Business Corporation Act for shareholder consents executed by less than all shareholders entitled to vote thereon.
     With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our Common Stock prior and subsequent to the forward stock split will remain the same. Following the Effective Date of the forward stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of our current business would materially change as a result of the forward stock split.
     The forward stock split will be effected simultaneously for all of our Common Stock and the exchange ratio will be the same for all of our Common Stock. The forward stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company. Fully paid and non-assessable Common Stock issued and outstanding prior to the forward stock split will remain fully paid and non-assessable after such split.
     Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we are subject to periodic reporting and other requirements. The proposed forward stock split will not affect the registration of our Common Stock under the Exchange Act.
INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE
     As a result of a forward stock split, there is normally an increase in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated decrease in the number of authorized shares which would be unissued and available for future issuance after the forward stock split. However, because we are increasing the number of shares authorized for issuance, we will not experience such a decrease.
POTENTIAL ANTI-TAKEOVER EFFECT
     Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the forward stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and shareholders. Other than the forward stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.
FRACTIONAL SHARES
     We will not issue fractional shares in connection with the forward stock split. No fractional shares will result from the forward stock split.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.
     The receipt of the Common Stock following the effective date of the forward stock split, solely in exchange for the Common Stock held prior to the forward stock split will not generally result in a recognition of gain or loss to the shareholders. The adjusted tax basis of a shareholder in the Common Stock received after the forward stock split will be the same as the adjusted tax basis of the Common Stock held prior to the forward stock split exchanged therefore, and the holding period of the Common Stock received after the forward stock split will include the holding period of the Common Stock held prior to the forward stock split exchanged therefore. No gain or loss will be recognized by the Company as a result of the forward stock split.
APPRAISAL RIGHTS
     No appraisal rights are available under the Illinois Business Corporation Act or under our Articles of Incorporation or by-laws to any shareholder who dissents from the proposal to approve the amendment to the certificate of incorporation to effect the forward stock split.

NO DISSENTERS’ RIGHTS
          Illinois law does not provide for dissenter’s rights in connection with the approval of the actions described in this information statement.
NO ACTION IS REQUIRED
          No other votes are necessary or required. Lifeway anticipates that the shareholder consent described in this information statement will become effective on or promptly after August 10, 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          As of June 8, 2006, the Company’s directors, executive officers and principal shareholders beneficially own, directly or indirectly, in the aggregate, approximately 73.7% of its outstanding Common Stock. These shareholders, and Mrs. Ludmila Smolyansky individually, will have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s shareholders, including the written consent set forth in this information statement.
          The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, the Company’s only outstanding class of securities, as of June 8, 2006 by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (b) each of the Company’s directors, (c) each of the Company’s executive officers and (d) all executive officers and directors of the Company as a group. The shareholders listed below have sole voting and investment power except as noted.

	Amount and Nature of
	Beneficial Ownership
Name and Address of	of Common Stock and		Percent Owned
Beneficial Owner (1)	of Record		Beneficially(2)
Ludmila Smolyansky (3,4)	3,866,016	(3)	46.1%
Julie Smolyansky (4,5)	268,630	(5)	3.2%
Edward Smolyansky (4,5)	228,833	(5)	2.7%
Pol Sikar (4)	5,500		*
Renzo Bernardi (4)	4,154		*
Juan Carlos Dalto (4,6)	0		*
Val Nikolenko	2,500		*
All Directors and Officers of the Company as a Group (Seven persons in total)	4,375,633	(7)	52.1%
DS Waters, L.P.	1,727,378		20.6%

(1)	With the exception of Juan Carlos Dalto and DS Waters, L.P., the address for all Directors and shareholders listed in this table is 6431 Oakton St., Morton Grove, IL 60053. The address for Juan Carlos Dalto and DS Waters, L.P. is 120 White Plains Road, Tarrytown, NY 10591.

(2)	Based upon 8,391,000 shares of Common Stock outstanding as of June 8, 2006.

(3)	On June 8, 2006, Mrs. Smolyansky directly owned 3,850,016 shares of Common Stock. Additionally, Mrs. Smolyansky is deemed to be the indirect beneficial owner of 16,000 shares of Common Stock held in the Smolyansky Family Foundation, of which Mrs. Smolyansky is the Trustee.

(4)	A Director or Officer of the Company.

(5)	5,700 of such shares are owned by JEL General Partnership, of which Ed Smolyansky and Julie Smolyansky are general partners having equal ownership.

(6)	Mr. Dalto is also an officer of The Dannon Company, Inc., which is an affiliate of DW Waters, L.P.

(7)	The amount of 4,375,633 also includes 5,700 shares held by JEL General Partnership.
BROKERS, CUSTODIANS, ETC.
          We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
          All information concerning the Company contained in this information statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this information statement other than those contained in this information statement and if given or made must not be relied upon as having been authorized by the Company or any other person. Therefore, if anyone gives you such information, you should not rely on it. This information statement is dated [July 20, 2006]. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.
By order of the Board of Directors
Ludmila Smolyansky
Chairperson of the Board of Directors

APPENDIX A
ACTION BY WRITTEN CONSENT
OF THE COMMON STOCKHOLDERS OF
LIFEWAY FOODS, INC.
     The undersigned, being the holders of greater than two-thirds of the outstanding shares of the Common Stock, no par value (“Common Stock”) of Lifeway Foods, Inc., an Illinois corporation (the “Corporation”), acting pursuant to Sections 7.10 and 10.20 of the Illinois Business Corporation Act of 1983, as amended (the “BCA”), do hereby consent to, approve and adopt the following resolutions set forth below. This Consent may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together, once assembled, shall constitute one and the same instrument. Facsimile signatures will be accepted as originals.
     WHEREAS, the Board of the Directors of the Corporation has determined it to be advisable and in the best interest of the Corporation and its shareholders to adopt and approve an amendment to the Corporation’s Articles of Incorporation, as amended, to increase the numbers of authorized shares that the Corporation shall have authority to issue, in the manner set forth on Exhibit A attached hereto (the “Amendment”).
     WHEREAS, the Board of the Directors of the Corporation has determined it to be advisable and in the best interest of the Corporation and its shareholders to adopt and approve a two-for-one stock split (the “Stock Split”).
     NOW THEREFORE, BE IT RESOLVED, that, after due deliberation and review of the Amendment the undersigned shareholders do hereby consent to, approve and adopt the Amendment;
     FURTHER RESOLVED, that, after due deliberation the undersigned shareholders do hereby consent to, approve and adopt the Stock Split.
     FURTHER RESOLVED, that the undersigned authorize the Corporation to take all actions required under law to effectuate the actions approved by this Consent, including without limitation (a) the filing of Articles of Amendment with the Secretary of State of Illinois and (b) the distribution of a notice to the shareholders who do not consent to the foregoing resolution as required by the BCA; and
     FURTHER RESOLVED, that the officers of the Corporation, and each of them acting alone or together with one or more other officers, be and they hereby are authorized and empowered to execute and deliver all such consents, agreements, assignments, certificates and other documents and to do all such acts on behalf of the Corporation, as such officer or officers may deem necessary or appropriate to carry out the purposes and intentions of the foregoing resolutions.
[signature pages follow]

APPENDIX A
     IN WITNESS WHEREOF, the undersigned, have executed this Written Consent, and direct that the executed copy hereof be filed with the corporate records of the Corporation, as of this 16 day of June, 2006.

HOLDERS OF GREATER THAN 2/3 COMMON SHARES:

/s/ Ludmila Smolyansky
Ludmila Smolyansky

/s/ Julie Smolyansky
Julie Smolyansky

/s/ Edward Smolyansky
Edward Smolyansky

DS Waters, L.P.

By:	/s/ Yves Groffilier
Name:	Yves Groffilier
Title:	CEO

FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act
Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832
http://www.cyberdriveillinois.com
Remit payment in the form of a
check or money order payable
to the Secretary of State.
________________________ File # ______________________________________    Filing Fee: $50.00       Approved:
_____________ Submit in duplicate ___________ Type or Print clearly in black ink _________ Do not write above this line _________
1.	CORPORATE NAME:	Lifeway Foods, Inc.
(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on June 16, ,
(Month & Day)

2006 in the manner indicated below. (“X” one box only)
(Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Notes 4 & 5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)
All changes other than name, include on page 2
over
C-173.13

Text of Amendment
b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

RESOLVED, that the Articles of Incorporation be amended to read as follows:

ARTICLE FOUR Paragraph 1: The number of shares the corporation is authorized to issue shall be:

Class	Par Value	Number of Shares Authorized

Common	no par	20,000,000
Preferred	no par	2,500,000

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No change.

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change.

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”) (Note 6)

No change.

	Before Amendment	After Amendment

Paid-in Capital	$6,186,426	$6,186,426

(Complete either Item 6 or 7 below. All signatures must be In BLACK INK.)
6.	The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	August 10	,	2006	Lifeway Foods, Inc.

	(Month & Day)		(Year)	(Exact Name of Corporation at date of execution)

	(Any Authorized Officer’s Signature)
	Julie Smolyansky — President

	(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated		,

	(Month & Day)		(Year)